SUPPLEMENT TO DISTRIBUTION AGREEMENT
                                  PICTET FUNDS

                                                              September 27, 2001



PFPC Distributors, Inc.
3200 Horizon Drive
King of Prussia, PA  19406

Dear Sirs:

         This letter is to confirm that the undersigned, Pictet Funds, a Massachusetts business trust (the "Trust"), and PFPC Distributors, Inc., a Delaware corporation (the "Distributor"), have agreed that the Distribution Agreement between the Trust and the Distributor dated December 31, 200 (the "Agreement"), is herewith amended to provide that the Distributor shall also be the Distributor for the Pictet Global Water Fund on the terms and conditions contained in the Agreement. Schedule A to the Agreement is revised in the form attached hereto.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy hereof.

                                           Very truly yours,

                                           PICTET FUNDS


                                       By: /S/ Jean G. Pilloud
                                           -------------------------------------
                                           Authorized Signature

Accepted:

PFPC DISTRIBUTORS, INC.

By: /S/ Neal J. Andrews
    --------------------------------
    Authorized Signature

                   SCHEDULE A (AS REVISED SEPTEMBER 27, 2001)

                          to the Distribution Agreement
                            between Pictet Funds and
                             PFPC Distributors, Inc.


NAME OF SERIES

Pictet Global Emerging Markets Fund
Pictet International Small Companies Fund
Pictet Eastern European Fund
Pictet European Equity Fund
Pictet International Equity Fund
Pictet Global Water Fund









PICTET FUNDS                             PFPC DISTRIBUTORS, INC.

By:/S/ Jean G. Pilloud                            By:/S/ Neil J. Andrews
   ---------------------------------                 ---------------------------
Title: President and Chairman                     Title: Senior Vice President
      ------------------------------                    ------------------------